Exhibit 10-BBs
WAIVER AGREEMENT

THIS WAIVER AGREEMENT dated as of April 30, 2013 (this “Agreement”) is entered into among Tech Data Corporation, a Florida corporation (the “Lessee”), SunTrust Bank, a Georgia banking corporation (the “Lessor”), the Lenders party hereto, the Alternative Lessees party hereto, the Guarantors party hereto and SunTrust Equity Funding, LLC, as agent (the “Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Participation Agreement (as defined below).

RECITALS

WHEREAS, the Lessee, the Lessor, the Lenders and the Agent entered into that certain Third Amended and Restated Participation Agreement, dated as of June 27, 2008 (as further amended or modified from time to time, the “Participation Agreement”), which has been acknowledged and agreed to by the Alternative Lessees;

WHEREAS, the Lessor and the Lessee entered into that certain Third Amended and Restated Lease Agreement, dated as of June 27, 2008 (as further amended or modified from time to time, the “Lease Agreement”), which has been acknowledged and agreed to by the Alternative Lessees;

WHEREAS, the Lessee, the Subsidiaries of the Lessee party thereto, the Agent and the Lessor entered into that certain Second Amended and Restated Guaranty Agreement (Lessee Obligations), dated as of June 27, 2008 (as further amended or modified from time to time, the “Guaranty Agreement”);

WHEREAS, the Lessor, the several lenders from time to time parties thereto and the Agent entered into that certain Third Amended and Restated Credit Agreement, dated as of June 27, 2008 (as further amended or modified from time to time, the “Lease Credit Agreement”);

WHEREAS, the Lessee, the Lessor, the Agent and the Lenders entered into that certain Consent, dated as of September 27, 2011 (the “Consent Agreement”);

WHEREAS, reference is also made to that certain Credit Agreement, dated as of September 27, 2011, among Tech Data Corporation, as borrower, Bank of America, N.A., as administrative agent, swing line lender and an L/C issuer, the other lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, Citibank, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents, and SunTrust Bank, The Bank of Nova Scotia, The Royal Bank of Scotland plc, U.S. Bank National Association and Unicredit Bank AG, as co-documentation agents (the “Replacement Credit Agreement”), certain of the covenants and related definitions (collectively, the “Incorporated Covenants”), of which have been incorporated by reference into the Participation Agreement in Section 7.3A(a) thereof (for purposes of this Agreement, each reference to an

Incorporated Covenant shall also be deemed to be a reference to Section 7.3A(a) of the Participation Agreement);

WHEREAS, the Lessee has informed the Agent, the Lessor and the Lenders that the Lessee will restate some or all of its financial statements for (i) the fiscal years ended January 31, 2011 and January 31, 2012, (ii) the fiscal quarters ended April 30, 2012, July 31, 2012 and October 31, 2012 (sub-clauses (i) and (ii) collectively, the “Prior Financial Statements”), and (iii) the fiscal quarter and fiscal year ended January 31, 2013 (the “2013 Financial Statements”), which were included in the earnings release dated March 4, 2013, to correct improprieties primarily related to how the Lessee’s United Kingdom subsidiary reflected vendor accounting (the “Specified Matters”);

WHEREAS, as a result of the Specified Matters, the Lessee filed a Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission (the “SEC”) on April 1, 2013 (the “SEC Filing”), a copy of which is attached hereto as Exhibit A, indicating it will be unable to produce its 2013 Financial Statements within the time frame required by the SEC for the filing by the Lessee as part of its Annual Report on Form 10-K;

WHEREAS, the Lessee has further informed the Agent, the Lessor and the Lenders, that, as a result of the Specified Matters, the Lessee will be unable to deliver to the Agent and each Financing Party (i) its 2013 Financial Statements when and as required by Section 7.01(a) of the Incorporated Covenants and Section 7.3A(b) of the Participation Agreement and (ii) the related certificate of its independent certified public accountants and Compliance Certificate (as defined in the Replacement Credit Agreement) when and as required by Sections 7.02(a) and 7.02(b) of the Incorporated Covenants and Section 7.3A(b) of the Participation Agreement;

WHEREAS, the Lessee has further informed the Agent, the Lessor and the Lenders that, as a result of the Specified Matters, the Lessee expects that it may be unable to deliver to the Agent and each Financing Party (i) its financial statements for its fiscal quarter ending April 30, 2013 (the “Affected Quarterly Financial Statements”) when and as required by Section 7.01(b) of the Incorporated Covenants and Section 7.3A(b) of the Participation Agreement and (ii) the related Compliance Certificate when and as required by Section 7.02(b) of the Incorporated Covenants and Section 7.3A(b) of the Participation Agreement;

WHEREAS, the Lessee has requested that the Financing Parties (i) extend the required date of delivery for the 2013 Financial Statements and the related certificate of its independent certified public accountants and Compliance Certificate required by Sections 7.02(a) and 7.02(b) of the Incorporated Covenants and Section 7.3A(b) of the Participation Agreement, (ii) extend the required date of delivery of the Affected Quarterly Financial Statements and the related Compliance Certificate required by Section 7.02(b) of the Incorporated Covenants and Section 7.3A(b) of the Participation Agreement and (iii) agree to waive any Lease Event of Default that would otherwise arise under Sections 17.1(d), 17.1(e) or 17.1(f) of the Lease Agreement or any Event of Default (as defined in the Guaranty Agreement) that would otherwise arise under Section 6(f) of the Guaranty Agreement as a result of any non-compliance with Sections 7.01(a), 7.01(b), 7.02(a) and 7.02(b) of the Incorporated Covenants, as applicable, or Section 7.3A(b) of the Participation Agreement,

in each case related to the late delivery of the 2013 Financial Statements and the potential late delivery of the Affected Quarterly Financial Statements;

WHEREAS, the Lessee has informed the Agent, the Lessor and the Lenders that, as a result of the Specified Matters, (i) the covenants set forth in Sections 7.01(a), 7.01(b), 7.02(a), 7.02(b), 7.03(a), 7.08, 7.09(a), 7.09(b) or 7.13 of the Incorporated Covenants may have been violated, (ii) the covenants set forth in Sections 7.3A(b) and 7.3A(e) of the Participation Agreement may have been violated, (iii) the representation and warranty of the Lessee in sub-clause (ii) of the second paragraph of the Consent Agreement may have been inaccurate when made and (iv) certain defaults may have occurred under the Replacement Credit Agreement, the Lessee’s agreements or instruments relating to any other Indebtedness or Guarantees, Swap Contracts, the Transfer and Administration Agreement, the Permitted Trade Receivables Facility or Senior Parity Debt (collectively, the “Prior Potential Events of Default”); and

WHEREAS, the Prior Potential Events of Default, if not waived by the Financing Parties and the Agent, may have resulted in or will result in Lease Events of Default pursuant to Sections 17.1(d), 17.1(e) (but only to the extent such Section 17.1(e) includes the Incorporated Covenants set forth in Article VII of the Replacement Credit Agreement), 17.1(f), 17.1(g), 17.1(h) or 17.1(p) of the Lease Agreement and Events of Default pursuant to Section 6(f) of the Guaranty Agreement, and therefore the Lessee has requested that the Financing Parties and the Agent agree to waive, and the Financing Parties and Agent have agreed to waive, any Lease Event of Default under Section 17.1(d), 17.1(e), 17.1(f), 17.1(g), 17.1(h) or 17.1(p)(i) of the Lease Agreement and any Events of Default pursuant to Section 6(f) of the Guaranty Agreement that may have occurred due to or resulting from the Prior Potential Events of Default.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Participation Agreement, Lease Agreement, Guaranty Agreement and Consent Agreement Waivers. Effective as of the Waiver Effective Date (as defined below), the Financing Parties that are signatories hereto hereby agree, and the Agent hereby consents and agrees, as required by Sections 7.2(g) and 7.3B(c) of the Participation Agreement, to:
(a)    waive, until the Expiration Date, (i) compliance with Sections 7.01(a), 7.01(b), 7.02(a) and 7.02(b) of the Incorporated Covenants, as applicable, and Section 7.3A(b) of the Participation Agreement with respect to the 2013 Financial Statements and the Affected Quarterly Financial Statements and (ii) any Lease Event of Default that would otherwise arise under Section 17.1(d), 17.1(e) (but only to the extent such Section 17.1(e) includes the Incorporated Covenants set forth in Article VII of the Replacement Credit Agreement) or 17.1(f) of the Lease Agreement or any Event of Default that would otherwise arise under Section 6(f) of the Guaranty Agreement with respect to the 2013 Financial Statements and the Affected Quarterly Financial Statements as a result of any non-compliance with Sections 7.01(a), 7.01

(b), 7.02(a) and 7.02(b) of the Incorporated Covenants or Section 7.3A(b) of the Participation Agreement, each resulting from the Specified Matters;
(b)    waive (i) all Defaults caused by violations, if any, of Sections 7.01(a), 7.01(b), 7.02(a), 7.02(b), 7.03(a), 7.08, 7.09(a), 7.09(b) or 7.13 of the Incorporated Covenants, (ii) all Defaults caused by violations, if any, of Sections 7.3A(b) and 7.3A(e) of the Participation Agreement, (iii) the breach of the representation and warranty under sub-clause (ii) of the second paragraph of the Consent Agreement, (iv) any Lease Event of Default that would otherwise arise or have arisen under Section 17.1(d), 17.1(e) (but only to the extent such Section 17.1(e) includes the Incorporated Covenants set forth in Article VII of the Replacement Credit Agreement), 17.1(f) or 17.1(g) of the Lease Agreement or any Event of Default that would otherwise arise or have arisen under Section 6(f) of the Guaranty Agreement as a result of non-compliance with any of the items listed in sub-clauses (i), (ii) or (iii) immediately above and (v) any Lease Event of Default that would otherwise arise or have arisen under Section 17.1(p)(i) of the Lease Agreement or any Event of Default that would otherwise arise or have arisen under Section 6(f) of the Guaranty Agreement based upon a Lease Event of Default arising or having arisen under Section 17.1(p)(i) of the Lease Agreement, each resulting from the Specified Matters; provided that if the Lessee delivers restated Prior Financial Statements on or before the Expiration Date (which may be provided as part of the Lessee’s Annual Report on Form 10-K for fiscal year ended January 31, 2013) that are not substantially consistent with the information included in the SEC Filing, including not substantially consistent with the estimates of reduction of consolidated operating income and consolidated net income set forth in Part IV of the SEC Filing, such delivery shall constitute an immediate Lease Event of Default pursuant to the Lease Agreement and an immediate Event of Default pursuant to the Guaranty Agreement, except as each may be further amended upon mutual agreement among the Lessee, the Alternative Lessees, the Guarantors, the Agent and the Majority Financing Parties, as applicable; and
(c)    waive any Lease Event of Default that may occur pursuant to Section 17.1(h) of the Lease or any Event of Default that may occur pursuant to Section 6(f) of the Guaranty Agreement as a result of violations of any agreement or instrument governing Indebtedness or a Guarantee of the Lessee due to (i) the Specified Matters or (ii) the failure to file with the SEC or to transmit to holders thereunder the 2013 Financial Statements or the Affected Quarterly Financial Statements as and when required by the terms thereof (A) in the case of any agreement or instrument governing Indebtedness of the Lessee (other than Material Debt Agreements (as defined below)), until the earlier of (x) the Expiration Date and (y) the date of acceleration of such Indebtedness or enforcement of a lien securing such Indebtedness, and (B) in the case of Material Debt Agreements, until the earlier of (x) May 15, 2013 and (y) the date of acceleration of such Indebtedness or enforcement of a lien securing such Indebtedness.

Except as expressly provided herein, the above waivers do not modify or affect the Lessee’s obligations to comply fully with (i) the terms of Sections 7.01, 7.02, 7.03, 7.08, 7.09 or 7.13 of the Incorporated Covenants or Sections 7.3A(b) or 7.3A(e) of the Participation Agreement for any future periods or any other duty, term, condition or covenant contained in the Participation Agreement, Lease Agreement or any other Operative Agreement, including, but not limited, to satisfaction of Section 8.13 of the Incorporated Covenants for the fiscal year ending January 31, 2013 or (ii) the terms of Section 8.13 of the Incorporated Covenants for any period covered by the Prior Financial Statements. The above waivers are limited solely to the specific waivers identified above and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Agent or any Financing Party may have under the Participation Agreement, Lease Agreement or any other Operative Agreement or under applicable law.

The following agreements shall constitute the “Material Debt Agreements”: (i) the Replacement Credit Agreement, (ii) the Transfer and Administration Agreement, dated as of May 19, 2000, among the Lessee, as collection agent, Tech Data Finance SPV, Inc., as transferor, Liberty Street Funding Corp., Chariot Funding LLC, The Bank of Nova Scotia, JPMorgan Chase Bank, N.A. and Bank of America, National Association, as has been further amended (the “Transfer and Administration Agreement”), (iii) ISDA 2002 Master Agreement and the related Schedule thereto, each dated as of August 30, 2010 among Bank of America, N.A., the Lessee and the affiliates of the Lessee listed in Exhibit A to the Schedule thereto, (iv) the ISDA Master Agreement and related Schedule thereto, each dated as of April 30, 2003 between Citibank, N.A. and Tech Data Global Finance L.P. and (v) the ISDA 2002 Master Agreement and related Schedule thereto, each dated as of December 14, 2011 among JPMorgan Chase Bank, N.A. and Tech Data Europe GMBH and the affiliates listed in Exhibit A to the Schedule thereto.

2.    Lease Credit Agreement Waiver. The Agent and the Lenders hereby confirm that no Lease Event of Default or Event of Default pursuant to the Guaranty that has been waived in Section 1 of this Agreement shall constitute an Event of Default under Section 5(f) of the Lease Credit Agreement or under any other provision of any other Operative Agreement.
3.    Sale Option. Notwithstanding the terms of Section 20.1(b) of the Lease, the Agent and the Financing Parties hereby agree that the Lessee may exercise the Sale Option with respect to any two (2) or more Properties at any time on or prior to the Expiration Date.
4.    No Waiver for Renewal. The Agent, the Financing Parties and the Lessee are currently negotiating a proposed renewal of the Lease Agreement. The Lessee hereby acknowledges and agrees that nothing set forth in this Agreement is intended to constitute, or shall be deemed to constitute, a waiver of, or any agreement with respect to any provisions relating to, the Specified Matters in connection with such renewal.
5.    No Liquidated Damages. The Agent, the Lessor and each Lender acknowledge and agree that none of them has any right to recover final liquidated damages as provided in Section 17.5 of the Lease Agreement with respect to any Lease Event of Default that has been waived hereunder, solely to the extent of such waiver.

6.    Condition Precedent. This Agreement shall be effective upon receipt by the Agent of counterparts of this Agreement duly executed by the Lessee, the Alternative Lessees, the Guarantors, the Majority Financing Parties and the Agent (the “Waiver Effective Date”).
7.    Miscellaneous.
(a)    The Participation Agreement, the Lease Agreement, the Guaranty Agreement and the obligations of the Lessee thereunder and under the other Operative Agreements, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
(b)    Each Alternative Lessee (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Operative Agreements to which it is a party and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Operative Agreements to which it is a party.
(c)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Operative Agreements to which it is a party and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Guaranty Agreement or the other Operative Agreements to which it is a party.
(d)    After giving effect to this Agreement, the Lessee represents and warrants to the Agent and the Financing Parties that (i) except with respect to the Specified Matters, no event has occurred and is continuing which constitutes a Default or an Event of Default (as defined in the Participation Agreement) and (ii) there is no outstanding Senior Parity Debt for which a waiver is being sought under this Agreement other than that evidenced by the Operative Agreements and the Material Debt Agreements.
(e)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by email shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
(f)    The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.
(g)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

(h)    The Lessee shall pay, or reimburse the Agent for, any and all out-of-pocket costs and expenses incurred by the Agent in connection with this Agreement, including, without limitation, reasonable and documented attorneys’ fees, within thirty (30) days of receipt by the Lessee of an invoice for any such costs and expenses.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

LESSEE & GUARANTOR:

TECH DATA CORPORATION,
a Florida corporation

By: /s/ Charles V. Dannewitz
Name: Charles V. Dannewitz
Title: Senior Vice President and Treasurer

ALTERNATIVE LESSEE & GUARANTOR:

TECH DATA PRODUCT MANAGEMENT, INC.,
a Florida corporation

By: /s/ Charles V. Dannewitz
Name: Charles V. Dannewitz
Title: Senior Vice President and Treasurer

ALTERNATIVE LESSEE:

TD FACILITIES, LTD.,
a Texas Partnership

By: /s/ Charles V. Dannewitz
Name: Charles V. Dannewitz
Title: Senior Vice President and Treasurer

GUARANTOR:

TECH DATA FINANCE PARTNER, INC.,
a Florida corporation

By: /s/ Charles V. Dannewitz
Name: Charles V. Dannewitz
Title: Senior Vice President and Treasurer

S-1    TECH DATA CORPORATION
WAIVER AGREEMENT

S-2    TECH DATA CORPORATION
WAIVER AGREEMENT

SUNTRUST BANK, as Lessor

By: /s/ Eric Sebille
Name: Eric Sebille
Title: Vice President

S-3    TECH DATA CORPORATION
WAIVER AGREEMENT

SUNTRUST EQUITY FUNDING, LLC, as Agent

By: /s/ Paul Severn
Name: Paul Severn
Title: Manager

S-4    TECH DATA CORPORATION
WAIVER AGREEMENT

SCOTIABANC INC., as a Lender

By: /s/ J.F. Todd
Name: J.F. Todd
Title: Managing Director

S-5    TECH DATA CORPORATION
WAIVER AGREEMENT

FIFTH THIRD BANK, a Michigan Banking Corporation, as a Lender

By: /s/ John A. Marian
Name: John A. Marian
Title: Vice President

S-6    TECH DATA CORPORATION
WAIVER AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Karen H. McClain
Name: Karen H. McClain
Title: Managing Director

S-7    TECH DATA CORPORATION
WAIVER AGREEMENT

U.S. BANK, N.A., as a Lender

By: /s/ Kenneth R. Fieler
Name: Kenneth R. Fieler
Title: Vice President

S-8    TECH DATA CORPORATION
WAIVER AGREEMENT

MERCANTIL COMMERCEBANK, NA, as a Lender

By:
Name:
Title:

S-9    TECH DATA CORPORATION
WAIVER AGREEMENT

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/Diane Emanuel
Name: Diane Emanuel
Title: Managing Director & Execution Head

S-10    TECH DATA CORPORATION
WAIVER AGREEMENT

EXHIBIT A

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 12b-25 NOTIFICATION OF LATE FILING

SEC FILE NUMBER:  0-14625
CUSIP NUMBER:  878237106

(Check one):	x Form 10-K	o Form 20-F	o Form 11-K	o Form 10-Q	o Form 10-D
	o Form N-SAR	o Form N-CSR

	For Period Ended:	January 31, 2013
o Transition Report on Form 10-K
o Transition Report on Form 20-F
o Transition Report on Form 11-K
o Transition Report on Form 10-Q
o Transition Report on Form N-SAR
For the Transition Period Ended:

. Nothing in this form shall be construed to imply that the Commission has verified any information contained herein.

PART I — REGISTRANT INFORMATION

Tech Data Corporation
Full Name of Registrant
N/A
Former Name if Applicable
5350 Tech Data Drive
Address of Principal Executive Office (Street and Number)
Clearwater, Florida 33760
City, State and Zip Code

PART II — RULES 12b-25(b) AND (c)

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check box if appropriate)

(a)	The reason described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense
(b)
The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, Form 11-K, Form N-SAR or Form N-CSR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q or subject distribution report on Form 10-D, or portion thereof, will be filed on or before the fifth calendar day following the prescribed due date; and

(c)	The accountant’s statement or other exhibit required by Rule 12b-25(c) has been attached if applicable.

PART III — NARRATIVE

State below in reasonable detail why Forms 10-K, 20-F, 11-K, 10-Q, 10-D, N-SAR, N-CSR, or the transition report or portion thereof, could not be filed within the prescribed time period.
Tech Data Corporation (the Company”) has determined that it is unable to file its Annual Report on Form 10-K (the “Form 10-K”) for the year ended January 31, 2013 within the prescribed time period because it requires additional time to complete the required financial statements and restatement described below. The Company cannot predict when it will complete the restatement, but expects that it will do so beyond the permitted 15-day extension of the prescribed due date of April 1, 2013.
On March 21, 2013, the Company disclosed in a Current Report on Form 8-K that the Audit Committee of its Board of Directors, on the recommendation of management, and after consultation with the Company's independent accountants, Ernst & Young LLP, concluded that the Company would be required to restate some or all of its previously issued quarterly and audited annual financial statements for the fiscal years 2011 and 2012 and some or all of the quarters of fiscal year 2013, including the financial statements in the Company’s fourth quarter and fiscal year 2013 earnings release dated March 4, 2013. The Company anticipates that the restatement will be made to correct improprieties primarily related to how the Company's U.K. subsidiary reflected vendor accounting.

PART IV — OTHER INFORMATION

(1)	Name and telephone number of person to contact in regard to this notification
	Jeffery P. Howells	(727)	539-7429
	(Name)	(Area Code)	(Telephone Number)

(2)
Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If answer is no, identify report(s).

			x Yes No

(3)
Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

			x Yes No
	If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results cannot be made.

As announced by the Company on March 21, 2013, the Company estimates that the restatement will reduce previously reported consolidated operating income by an aggregate amount of approximately $30 million to $40 million, and consolidated net income by an aggregate amount of approximately $25 million to $33 million, over the three fiscal year periods affected by the restatement. These preliminary estimates are based on currently available information and are subject to change during the course of the ongoing investigation of this matter.
While the Company anticipates that there will be changes in its results of operations for the quarter and fiscal year ended January 31, 2013, it is unable to present a reasonable estimate of those results at this time.
Forward Looking Statements
The report includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's intent to restate its prior financial statements, the scope of the restatement, the estimated impact of the restatement and the expected timing of filing the restated financial reports. There can be no assurance that the Company's management, Audit Committee or independent registered public accounting firm will not reach conclusions that are different from management's preliminary identification of issues. These statements are subject to risks and uncertainties, including the risk that additional information relating to the scope of the improprieties may arise from the ongoing review of this matter, the risk that the process of preparing the financial statements or other subsequent events would require the Company to make additional adjustments, the time and effort required to complete the restatement and the ramifications of the Company's potential inability to timely file required reports. Forward-looking statements reflect management's analysis as of the filing date of this Notice, and the Company does not undertake to revise these statements to reflect subsequent developments.

Tech Data Corporation

(Name of Registrant as Specified in Charter)
has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.

Date	April 1, 2013	By	/s/ Jeffery P. Howells
Jeffery P. Howells Executive Vice President and Chief Financial Officer (principal financial officer)